Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF GEORGIA

ATLANTA DIVISION

In re:	)	Chapter 11
)
CAGLE’S, INC.,	)	Case No. 11-80202-PWB
CAGLE’S FARMS, INC.,	)
)
Debtors.	)	Jointly Administered
)
)
)

AMENDED AND RESTATED PLAN OF LIQUIDATION FOR

CAGLE’S, INC. AND CAGLE’S FARMS, INC.

Dated the 6th day of September, 2012

Filed by:

Cagle’s, Inc. and Cagle’s Farms, Inc.,
Debtors and Debtors In Possession

Attorneys for the Debtors and Debtors In Possession:

Paul K. Ferdinands

Jeffrey R. Dutson

Ann R. Carroll

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309

(404) 572-4600

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS AND GENERAL PROVISIONS	1
1.1	DEFINITIONS	1
1.2	TIME	10

ARTICLE II	CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT	10
2.1	SUMMARY	10
2.2	DEEMED ACCEPTANCE OF PLAN	10
2.3	CONFIRMATION PURSUANT TO SECTION 1129(B) OF THE BANKRUPTCY CODE	10
2.4	PREPETITION LENDER CLAIMS, METLIFE CLAIMS, DIP LENDER CLAIMS AND 503(B)(9) CLAIMS	10

ARTICLE III	TREATMENT OF CLAIMS AND INTERESTS	11
3.1	CLASS 1—MISCELLANEOUS SECURED CLAIMS	11
3.2	CLASS 2—PRIORITY CLAIMS	11
3.3	CLASS 3—GENERAL UNSECURED CLAIMS	12
3.4	CLASS 4—UNSECURED CONVENIENCE CLAIMS	13
3.5	CLASS 5—INTERESTS IN CAGLE’S	13
3.6	NO WAIVER OF DEFENSES	13

ARTICLE IV	TREATMENT OF UNCLASSIFIED CLAIMS	14
4.1	SUMMARY	14
4.2	ADMINISTRATIVE EXPENSE CLAIMS	14
4.3	TAX CLAIMS	14

ARTICLE V	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	15
5.1	REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	15
5.2	CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES	15
5.3	SURVIVAL OF CERTAIN INDEMNIFICATION OBLIGATIONS	15

ARTICLE VI	MEANS FOR IMPLEMENTATION OF PLAN	15
6.1	SUBSTANTIVE CONSOLIDATION	15
6.2	CONTINUED CORPORATE EXISTENCE	16
6.3	VESTING OF THE DEBTORS’ ASSETS	16
6.4	OPERATION OF THE DEBTORS	16
6.5	BILLING AND COLLECTION OF ACCOUNTS RECEIVABLE	17
6.6	MAINTENANCE OF BANK ACCOUNTS AND DISTRIBUTION OF LIQUIDATION PROCEEDS	18
6.7	CANCELLATION OF EXISTING SECURITIES OF DEBTORS AND AGREEMENTS	18
6.8	CORPORATE ACTION	18
6.9	PRESERVATION OF CAUSES OF ACTION	19
6.10	EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS	19
6.11	SALES OF REMAINING ASSETS	19
6.12	EXEMPTION FROM CERTAIN TRANSFER TAXES AND RECORDING FEES	19
6.13	FURTHER AUTHORIZATION	20
6.14	DISSOLUTION	20

i

ARTICLE VII	PROVISIONS REGARDING CORPORATE GOVERNANCE OF DEBTORS	20
7.1	AMENDMENT OF CHARTERS	20
7.2	DIRECTORS AND OFFICERS OF DEBTORS	20

ARTICLE VIII	DISTRIBUTIONS	20
8.1	DISBURSING AGENT	20
8.2	DISTRIBUTIONS OF CASH	20
8.3	NO INTEREST ON CLAIMS	20
8.4	DELIVERY OF DISTRIBUTIONS	20
8.5	DISTRIBUTIONS TO HOLDERS AS OF THE RECORD DATE	21
8.6	DE MINIMIS DISTRIBUTIONS	21
8.7	FRACTIONAL SECURITIES; FRACTIONAL DOLLARS	21
8.8	WITHHOLDING TAXES	21

ARTICLE IX	PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS	22
9.1	OBJECTIONS TO CLAIMS	22
9.2	NO DISTRIBUTIONS PENDING ALLOWANCE	22
9.3	ESTIMATION OF CLAIMS	22
9.4	RESOLUTION OF CLAIMS OBJECTIONS	22
9.5	DISTRIBUTIONS AFTER ALLOWANCE	22
9.6	DISTRIBUTIONS ON INSURED CLAIMS	23

ARTICLE X	EFFECT OF PLAN ON CLAIMS AND INTERESTS	23
10.1	REVESTING OF ASSETS	23
10.2	TREATMENT OF CLAIMS AND INTERESTS	23
10.3	RELEASE BY DEBTORS OF CERTAIN PARTIES	24
10.4	SETOFFS	24
10.5	EXCULPATION AND LIMITATION OF LIABILITY	24
10.6	INJUNCTION	24
10.7	WAIVER OF CERTAIN AVOIDANCE ACTIONS	25
10.8	EFFECT OF CONFIRMATION	25
10.9	NO DISCHARGE	26

ARTICLE XI	CONDITIONS PRECEDENT	26
11.1	CONDITIONS TO CONFIRMATION	26
11.2	CONDITIONS TO THE EFFECTIVE DATE	26
11.3	WAIVER OF CONDITIONS TO CONFIRMATION OR EFFECTIVE DATE	26

ARTICLE XII	RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT	27
12.1	RETENTION OF JURISDICTION	27
12.2	ALTERNATIVE JURISDICTION	28
12.3	FINAL DECREE	28

ARTICLE XIII	THE CREDITOR OVERSIGHT COMMITTEE	28
13.1	PROCEDURES AND RULES	28
13.2	RETENTION OF COUNSEL AND FINANCIAL ADVISOR	29
13.3	LIMITED LIABILITY	29
13.4	AUTHORITY	30
13.5	REPORTING	30
13.6	REIMBURSEMENT	30

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13.7	DISSOLUTION	30

ARTICLE XIV	THE EQUITY OVERSIGHT REPRESENTATIVE	30
14.1	APPOINTMENT	30
14.2	RETENTION OF COUNSEL	30
14.3	LIMITED LIABILITY	30
14.4	AUTHORITY	31
14.5	REPORTING	31
14.6	REIMBURSEMENT	31
14.7	DISCHARGE	31

ARTICLE XV	MISCELLANEOUS PROVISIONS	31
15.1	MODIFICATION OF THIS PLAN	31
15.2	ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST	32
15.3	CREDITORS’ COMMITTEE	32
15.4	APPLICABLE LAW	32
15.5	PREPARATION OF ESTATES’ RETURNS AND RESOLUTION OF TAX CLAIMS	32
15.6	HEADINGS	32
15.7	REVOCATION OF PLAN	32
15.8	CONFIRMATION OF PLANS FOR SEPARATE DEBTORS	32
15.9	NO ADMISSIONS; OBJECTION TO CLAIMS	32
15.10	NO BAR TO SUITS	32
15.11	EXHIBITS/SCHEDULES	33
15.12	CONFLICTS	33
15.13	NOTICES	33
15.14	SECTION 1125 OF THE BANKRUPTCY CODE	34
15.15	SEVERABILITY	34
15.16	DESIGNATED NOTICE	34

iii

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF GEORGIA

ATLANTA DIVISION

In re:	)	Chapter 11
)
CAGLE’S, INC.,	)	Case No. 11-80202-PWB
CAGLE’S FARMS, INC.,	)
)
Debtors.	)	Jointly Administered
)
)
)

AMENDED AND RESTATED PLAN OF LIQUIDATION

FOR CAGLE’S, INC. AND CAGLE’S FARMS, INC.

INTRODUCTION

Cagle’s, Inc. and Cagle’s Farms, Inc. (each a “Debtor” and together, the “Debtors”), debtors and debtors in possession in the above-captioned cases, propose this Plan for the resolution of the outstanding Claims against and Interests in the Debtors.  The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

ARTICLE I
Definitions and General Provisions

For the purposes of this Plan, except as otherwise expressly provided, all capitalized terms not otherwise defined shall have the meanings ascribed to them in section 1.1 of this Plan.  Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.  Whenever the context requires, terms shall include the plural as well as the singular in number, and the masculine shall include the feminine and the feminine shall include the masculine in gender.

1.1                               Definitions.  The following terms shall have the following meanings when used in this Plan:

1.1.1                                 “Administrative Expense Claim” means a Claim (other than a Claim under the DIP Loan Facility) for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(2) of the Bankruptcy Code, including the actual, necessary costs and expenses, incurred on or after the Filing Date, of preserving the Estates and operating the business of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Bankruptcy Cases, Professional Compensation, and all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code; provided, however, that the term

Administrative Expense Claim does not include any Assumed Liabilities (as defined in the Asset Purchase Agreement) or any 503(b)(9) Claims.

1.1.2                                 “Affiliates” shall have the meaning ascribed to such term by section 101(2) of the Bankruptcy Code.

1.1.3                                 “Allowed” shall mean: (a) when used in reference to an Interest, that such an Interest is reflected in the stock transfer ledger or similar register of the applicable Debtor on the Record Date; and (b) when used in reference to a Claim, such Claim or any portion thereof that (i) has been allowed by a Final Order of the Bankruptcy Court; (ii) is listed in any of the Debtors’ respective Schedules and for which no contrary proof of claim has been filed, other than a Claim that is listed in any of the Debtors’ Schedules at zero or as disputed, contingent, or unliquidated; (iii) is evidenced by a proof of claim that has been timely filed with the Bankruptcy Court or the Claims Agent on or before any applicable claim bar date or deemed to be timely filed pursuant to any Final Order of the Bankruptcy Court or under applicable law, and as to which (A) no objection to its allowance has been filed on or before the Claims Objection Deadline, or (B) any objection to its allowance has been settled or withdrawn, or has been overruled by a Final Order; or (iv) is allowed pursuant to the terms of this Plan (regardless of whether such Claim has been listed by the Debtors in their Schedules and regardless of whether a proof of claim has been filed in respect thereof); provided, however, that Claims allowed solely for the purpose of voting to accept or reject this Plan pursuant to an order of the Bankruptcy Court shall not be considered Allowed Claims for the purposes of distribution under this Plan.

1.1.4                                 “Assets” means, collectively, all of the property, as defined by section 541 of the Bankruptcy Code, of each of the Estates of the Debtors (including all of the assets, property, interests (including equity interests) and effects, real and personal, tangible and intangible, including all Causes Actions), wherever situated as such property exists on the Effective Date or thereafter.

1.1.5                                 “Asset Purchase Agreement” means that certain Second Amended and Restated Asset Purchase Agreement by and between JCG Foods LLC and the Debtors, dated as of May 10, 2012, as amended.

1.1.6                                 “Avoidance Action” means any claim or cause of action of an Estate arising out of or maintainable pursuant to sections 544, 545, 547, 548, 549, 550, or 553 of the Bankruptcy Code or under any other similar applicable law, regardless of whether or not such action has been commenced prior to the Effective Date.

1.1.7                                 “Ballot” means each of the ballot forms that were distributed with the Disclosure Statement to Holders of Interests and Holders of Claims included in Classes that are Impaired under this Plan and are entitled to vote under Article III of this Plan to accept or reject this Plan.

1.1.8                                 “Bankruptcy Case” means, with respect to each Debtor, the chapter 11 case initiated by such Debtor’s filing on the Filing Date of a voluntary petition for relief in the Bankruptcy Court under chapter 11 of the Bankruptcy Code.  The Bankruptcy Cases are being jointly administered in the Bankruptcy Court as Bankruptcy Case No. 11-80202-PWB pursuant to the Order Directing Joint Administration of Chapter 11 Cases entered by the Bankruptcy Court on October 20, 2011.

1.1.9                                 “Bankruptcy Code” means title 11 of the United States Code.

1.1.10                          “Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Georgia, Atlanta Division or, in the event such court ceases to exercise jurisdiction over any Bankruptcy Case, such court or adjunct thereof that exercises jurisdiction over such Bankruptcy Case in lieu of the United States Bankruptcy Court for the Northern District of Georgia, Atlanta Division.

1.1.11                          “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as applicable to the Bankruptcy Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applied to the Bankruptcy Cases or proceedings therein, as the case may be.

1.1.12                          “Business Day” means any day on which commercial banks are required to be open for business in Atlanta, Georgia.

1.1.13                          “Cagle’s” means Cagle’s, Inc., a Georgia corporation.

1.1.14                          “Cagle’s Farms” means Cagle’s Farms, Inc., a Georgia corporation.

1.1.15                          “Cash” means legal tender of the United States of America and equivalents thereof.

1.1.16                          “Causes of Action” means all Avoidance Actions of Cagle’s or Cagle’s Farms and any and all actions, causes of action, suits, accounts, agreements, promises, rights to payment and claims of Cagle’s or Cagle’s Farms, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured, and whether asserted or assertable directly or derivatively, in law, equity, or otherwise; provided, however, the term “Causes of Action” shall not include any Waived Avoidance Actions, actions, causes of action, suits, accounts, agreements, promises, rights to payment or claims released pursuant to Article X of this Plan.

1.1.17                          “Certificate” means any instrument, including any note, bond, indenture, or other document, evidencing or creating any indebtedness or obligation of the Debtors or otherwise evidencing a Claim.

1.1.18                          “Claim” means a claim against one of the Debtors (or both of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

1.1.19                          “Claims Agent” means Kurtzman Carson Consultants, LLC.

1.1.20                          “Claims Litigation” means any and all litigation or proceedings arising out of objections to Claims asserted against the Estates, motions to estimate Claims asserted against the Estates or affirmative counterclaims or requests for setoff or recoupment that are raised with regard to Claims asserted against the Estates.

1.1.21                          “Claims Objection Deadline” means the latest of (i) the Effective Date, (ii) the first Business Day that is at least ninety (90) days after a specific proof of claim was filed, or (iii) such other time as may be ordered by the Bankruptcy Court after Designated Notice.

1.1.22                          “Classes” means a category of Claims or Interests described in Article III of this Plan.

1.1.23                          “Committee” means the Official Committee of Unsecured Creditors appointed in the Debtors’ Bankruptcy Cases pursuant to section 1102(a) of the Bankruptcy Code.

1.1.24                          “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order.

1.1.25                          “Confirmation Hearing” means the hearing before the Bankruptcy Court held to consider confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code, as such hearing may be continued.

1.1.26                          “Confirmation Order” means the order entered by the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

1.1.27                          “Consummation Date” means the date on which the Liquidating Agent makes the Final Distribution of the Liquidation Proceeds and Retained Proceeds in accordance with this Plan.

1.1.28                          “Creditor Oversight Committee” means a committee comprised of seven Persons.  The initial members of the Creditor Oversight Committee have been appointed by the Committee and shall be (i) Ampro Products, Inc., (ii) Archer Daniels Midland, (iii) Diversified Ingredients, (iv) Evonik Degussa Corporation, (v) International Paper, (vi) Southeastern Minerals, Inc., and (vii) R.L. Zeigler, Co., Inc.  The formation of the Creditor Oversight Committee shall be effective as of the Effective Date.

1.1.29                          “Debtor” or “Debtors” means, individually, Cagle’s and Cagle’s Farms, each of which is a Debtor in its Bankruptcy Case.

1.1.30                          “Designated Notice” means notice and an opportunity for a hearing as defined in section 102(1) of the Bankruptcy Code, with notice limited to the Debtors, the Liquidating Agent, the Creditor Oversight Committee, the Equity Oversight Representative, the United States Trustee, and other parties in interest who, after entry of the Confirmation Order, file a request for such notice with the Clerk of the Bankruptcy Court and serve a copy of same on counsel for the Debtors.  Until and including thirty (30) days after the Effective Date, Designated Notice means notice pursuant to the Order Establishing Notice and Administrative Procedures entered by the Bankruptcy Court on October 20, 2011, in the Bankruptcy Cases.

1.1.31                          “DIP Lender” means AgSouth Farm Credit, ACA.

1.1.32                          “DIP Lender Claims” means any Claims of the DIP Lender arising under the DIP Loan Facility.

1.1.33                          “DIP Loan Facility” means that certain Debtor in Possession Credit and Security Agreement, as amended from time to time, by and between the Debtors and the DIP Lender, dated as of October 24, 2011.

1.1.34                          “Disallowed Claim” means a Claim or any portion thereof that (i) has been disallowed by a Final Order, (ii) is listed in any of the Debtors’ respective Schedules at zero or as contingent, disputed, or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court or the Claims Agent pursuant to the Bankruptcy Code or any Final Order of the Bankruptcy Court, or (iii) is not listed in any of the Debtors’ respective Schedules and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court or the Claims Agent pursuant to the Bankruptcy Code or any Final Order of the Bankruptcy Court.

1.1.35                          “Disclosure Statement” means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

1.1.36                          “Disputed Claim” means, with reference to any Claim, a Claim or any portion thereof that is the subject of an objection timely filed in the Bankruptcy Court and which objection has not been withdrawn, settled or overruled by a Final Order of the Bankruptcy Court. Disputed Claims shall also include any Claim held by a creditor against which the Debtors or the Liquidating Agent has asserted a claim that has the effect, under section 502(d) of the Bankruptcy Code, of precluding a Distribution with respect to such Claim; provided, however, the Debtors and the Liquidating Agent shall not assert any claims that constitute Waived Avoidance Actions.

1.1.37                          “Distribution” means any distribution of Cash by the Debtors to a Holder of an Allowed Claim or to a Holder of an Allowed Interest.

1.1.38                          “Distribution Date” means (i) the Initial Distribution Date, and (ii) the first Business Day after the end of the months of March, June, September and December, commencing with the first such date to occur more than ninety (90) days after the Initial Distribution Date and continuing until the Consummation Date; provided, however, that a Distribution Date (other than the Initial Distribution Date and Consummation Date) shall not occur in the discretion of the Liquidating Agent if the aggregate value of the consideration to be distributed on account of all Allowed Claims or Interests on such Distribution Date is less than one million and 00/100 dollars ($1,000,000.00), in which case the amount to be distributed shall be retained and added to the amount to be distributed on the next Distribution Date.

1.1.39                          “District Court” means the United States District Court for the Northern District of Georgia, Atlanta Division.

1.1.40                          “Effective Date” means the date specified by the Debtors in a notice filed with the Bankruptcy Court as the date on which this Plan shall take effect, which date shall be not more than ten (10) Business Days after the date on which the conditions to the Effective Date provided for in this Plan have been satisfied or waived by the Debtors.

1.1.41                          “Equity Oversight Representative” means J. Douglas Cagle.  The appointment of the Equity Oversight Representative shall be effective as of the Effective Date.

1.1.42                          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

1.1.43                          “Estate” means, with regard to each Debtor, the estate that was created by the commencement by a Debtor of a Bankruptcy Case pursuant to section 541 of the Bankruptcy Code, and shall be deemed to include any and all rights, powers, and privileges of such Debtor and any and all interests in property, whether real, personal or mixed, rights, causes of action, avoidance powers or extensions of time that such Debtor or such Estate shall have had as of the commencement of the Bankruptcy Case, or which such Estate acquired after the commencement of the Bankruptcy Case.

1.1.44                          “Executory Contract or Unexpired Lease” means all executory contracts and unexpired leases to which either of the Debtors is a party.

1.1.45                          “Existing Securities” means, collectively, shares of stock of the Debtors, regardless of class, that are authorized, issued and outstanding on the Effective Date immediately prior to this Plan taking effect, and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) contractual, legal or otherwise to acquire any of the foregoing.

1.1.46                          “Filing Date” means October 19, 2011.

1.1.47                          “Final Distribution” means the Distribution by the Debtors that satisfies all Allowed Claims and Allowed Interests to the extent provided in accordance with this Plan.

1.1.48                          “Final Order” means an order of the Bankruptcy Court, the District Court, or any other court as to which (i) any appeal that has been taken has been finally determined or dismissed, or (ii) the time for appeal has expired and no appeal has been filed timely.  In the case of an order of the Bankruptcy Court, the time for appeal, for purposes of this definition, shall be the time permitted for an appeal to the District Court.

1.1.49                          “503(b)(9) Claims” means any Claims arising under section 503(b)(9) of the Bankruptcy Code.

1.1.50                          “General Unsecured Claim” means any Unsecured Claim other than an Unsecured Convenience Claim.

1.1.51                          “Holder” means a holder of a Claim or Interest, as applicable.

1.1.52                          “Impaired” shall have the meaning ascribed to such term in section 1124 of the Bankruptcy Code.

1.1.53                          “Initial Distribution Date” means the first Business Day after the Effective Date or as soon as reasonably practical thereafter; provided, however, that in no event shall the Initial Distribution Date be more than thirty (30) days after the Effective Date unless otherwise ordered by the Bankruptcy Court.

1.1.54                          “Intercompany Claim” means any Claim asserted by a Debtor against the other Debtor.

1.1.55                          “Interests” means the equity interests in the Debtors, including the Existing Securities and the common stock of Cagle’s and Cagle’s Farms, and any options, warrants, puts, calls, subscriptions or other similar rights or other agreements, commitments, or outstanding securities obligating either of the Debtors to issue, transfer, purchase, redeem, or sell any shares of capital stock or other equity securities, any claims arising out of any appraisal or dissenter’s rights, any claims arising from rescission of a purchase, sale or other acquisition of any common stock or other equity security (or any right, claim, or interest in and to any common stock or equity security) of either of the Debtors, and any claims for damages or any other relief arising from any such purchase, sale, or other acquisition of such common stock or other equity security.

1.1.56                          “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.1.57                          “Liquidating Agent” means Sean M. Harding and any successors under this Plan.  Confirmation of this Plan shall constitute the approval of the Liquidating Agent as a professional person pursuant to the applicable provisions of the Bankruptcy Code.  Except as otherwise specifically provided for herein, the Liquidating Agent shall direct and oversee the Debtors’ business activities, conduct the final liquidation and distribution of the Estates and conduct the wind-up of the Debtors’ affairs, in each case in accordance with the terms and conditions of this Plan.

1.1.58                          “Liquidation Proceeds” means any Cash received by the Estates from any source, less and except an appropriate amount of Retained Proceeds.  “Liquidation Proceeds” includes Cash generated by (a) the collection of outstanding accounts receivable, (b) sales of the Debtors’ assets, (c) the return of any deposits or escrowed funds to the Debtors, and (d) the prosecution or settlement of the Causes of Action.  Liquidation Proceeds shall include any Cash held by either of the Debtors as of the Effective Date and all Cash realized from the liquidation of any asset of the Debtors or the Estates (after satisfaction of any Lien on such asset that secures a Secured Claim).

1.1.59                          “MetLife Claims” means all Claims arising under that certain Loan Agreement by and between Cagle’s, Inc. and Metropolitan Life Insurance Company, dated March 28, 2001, as amended from time to time.

1.1.60                          “Miscellaneous Secured Claims” means a Secured Claim other than a DIP Lender Claim, a MetLife Claim, a Prepetition Lender Claim or any other Secured Claim that has been fully and finally satisfied prior to the Effective Date or that has been assumed by JCG Foods LLC (or its assignees) pursuant to the Asset Purchase Agreement.

1.1.61                          “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code) or other entity.

1.1.62                          “Plan” means this Amended and Restated Plan of Liquidation for Cagle’s, Inc. and Cagle’s Farms, Inc., dated September 6, 2012, as it may be amended, supplemented or modified from and after the date hereof.

1.1.63                          “Prepetition Credit Agreement” means that certain Third Amended and Restated Revolving Line of Credit and Security Agreement by and between the Debtors and AgSouth Farm Credit, ACA, dated September 4, 2008, as amended, modified and restated, and all documents executed in connection therewith.

1.1.64                          “Prepetition Lender Claims” means all Claims arising under or pursuant to the Prepetition Credit Agreement.

1.1.65                          “Prepetition Lenders” means the Holders of the Prepetition Lender Claims.

1.1.66                          “Priority Claim” means a Claim entitled to priority under the provisions of section 507(a) of the Bankruptcy Code other than an Administrative Expense Claim or a Tax Claim.

1.1.67                          “Professional Compensation” means (i) any amounts that the Bankruptcy Court allows pursuant to section 330 of the Bankruptcy Code as compensation earned, and reimbursement of expenses incurred, by professionals employed by the Debtors or the Committee, and (ii) any amounts the Bankruptcy Court allows pursuant to sections 503(b)(3) and (4) of the Bankruptcy Code in connection with the making of a substantial contribution to the Bankruptcy Cases.

1.1.68                          “Record Date” means the date established in the Confirmation Order or any other Final Order of the Bankruptcy Court for determining the identity of Holders of Allowed Claims and Holders of Allowed Interests entitled to Distributions under this Plan.  If no Record Date is established in the Confirmation Order or any other order of the Bankruptcy Court, then the Record Date shall be the Confirmation Date.

1.1.69                          “Record Holder” means the Holder of a Claim or Holder of an Interest as of the Record Date.

1.1.70                          “Released Parties” means the current and former officers and directors of each of the Debtors, in each case in their capacity as such.

1.1.71                          “Retained Proceeds” means the Unpaid Claims Reserve plus a portion of the Cash in the Estates, as determined by the Liquidating Agent in its reasonable discretion from time to time after consulting with the Creditor Oversight Committee (if it has not been dissolved) and the Equity Oversight Representative, that shall be retained in the Estates as a reserve fund to cover, among other things, (a) pro rata payments to Holders of Disputed Claims that are not Allowed Claims on the Effective Date or any applicable Distribution Date (it being understood that the Bankruptcy Court may, at the request of the Liquidating Agent, fix the amount of the reserve fund allocated to Disputed Claims); (b) Professional Compensation; (c) the post-Effective Date costs and expenses of liquidating and administering the Estates (including resolving Disputed Claims); (d) Tax Claims (if any) and other Priority Claims accruing after the Effective Date; and (e) a reasonable reserve for the payment of the post-Effective Date compensation and expenses of the Liquidating Agent, the fees and expenses of professional persons retained by the Liquidating Agent and/or the Debtors, the out-of-pocket expenses of the Equity Oversight Representative and members of the Creditor Oversight Committee, and the fees and expenses of the Creditor Oversight Committee’s counsel and financial advisor and the Equity Oversight Representative’s counsel.  On the Consummation Date, any remaining Retained Proceeds shall be used to make the Final Distribution under this Plan.

1.1.72                          “Sale Order Assumed Contracts” means the “Assumed Contracts,” as such term is defined and used in the Order (A) Approving Asset Purchase Agreement and Authorizing the Sale of Assets of the Debtors Outside the Ordinary Course of Business, (B) Authorizing the Sale of Assets Free and Clear of All Liens, Claims, Encumbrances, and Interests, (C) Authorizing the Assumption and Sale and Assignment of Certain Executory Contracts and Unexpired Leases, and (D) Granting Related Relief, which was entered by the Bankruptcy Court on May 11, 2012.

1.1.73                          “Schedules” means, with respect to any Debtor, the Schedules of Assets and Liabilities such Debtor filed in its Bankruptcy Case, as such Schedules may be amended from time to time in accordance with Bankruptcy Rule 1009.

1.1.74                          “Secured Claim” means a Claim against any Debtor to the extent secured by a Lien on any property of such Debtor to the extent of the value of said property as provided in section 506(a) of the Bankruptcy Code.

1.1.75                          “Tax Claim” means any Claim entitled to priority under section 507(a)(8) of the Bankruptcy Code.

1.1.76                          “Unimpaired” means, with respect to a Class of Claims or Interests, any Class that is not Impaired.

1.1.77                          “Unpaid Claims Reserve” shall have the meaning ascribed to such term in section 8.4 hereof.

1.1.78                          “Unsecured Claim” means any Claim against either Debtor that is not a Secured Claim, a Priority Claim, a Tax Claim, or an Administrative Expense Claim.

1.1.79                          “Unsecured Convenience Claim” means any Unsecured Claim in an amount that is equal to or less than ten thousand dollars ($10,000.00).

1.1.80                          “Unsecured Interest Rate” means the rate of 5.0% per annum.

1.1.81                          “Waived Avoidance Action” means: (i) any Avoidance Action against any Holder of an Allowed Claim arising out of or maintainable pursuant to any state fraudulent conveyance laws or sections 544, 547, 548, 550 or 553(b) of the Bankruptcy Code; and (ii) any Avoidance Action against any Holder of an Allowed Claim arising out of or maintainable pursuant to section 549 of the Bankruptcy Code relating to the payment of valid pre-petition obligations of the Debtors.

1.2                               Time.  Whenever the time for the occurrence or happening of an event as set forth in this Plan falls on a day which is a Saturday, Sunday, or legal holiday under the laws of the United States of America or the State of Georgia, then the time for the occurrence or happening of said event shall be extended to the next day that is not a Saturday, Sunday, or legal holiday.

ARTICLE II
Classification of Claims and Interests; Impairment

2.1                               Summary.  The categories of Claims and Interests set forth below classify all Claims against and Interests in the Debtors for all purposes of this Plan.  A Claim or Interest shall be deemed classified in a particular Class only to the extent the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.  The treatment with respect to each Class of Claims and Interests provided for in Article III shall be in full and complete satisfaction, release and discharge of such Claims and Interests.

The classification of Claims under this Plan is as follows:

Class	Designation	Impairment	Entitled to Vote
1	Miscellaneous Secured Claims	Unimpaired	No
2	Priority Claims	Unimpaired	No
3	General Unsecured Claims	Impaired	Yes
4	Unsecured Convenience Claims	Impaired	Yes

The classification of Interests under this Plan is as follows:

5	Interests in Cagle’s	Impaired	Yes

2.2                               Deemed Acceptance of Plan.  Classes 1 and 2 are Unimpaired under this Plan.  Accordingly, pursuant to section 1126(f) of the Bankruptcy Code, Classes 1 and 2 are deemed to accept this Plan and are not entitled to vote to accept or reject this Plan.

2.3                               Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.  The Debtors will request confirmation of this Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code with respect to any Class that rejects, or is deemed to have rejected, this Plan.

2.4                               Prepetition Lender Claims, MetLife Claims, DIP Lender Claims and 503(b)(9) Claims.  During the Bankruptcy Cases, the Holders of Prepetition Lender Claims, MetLife Claims, DIP Lender Claims and 503(b)(9) Claims received, in full and final satisfaction of their

Claims, Cash equal to one hundred percent (100%) of their Claims (plus, with respect to 503(b)(9) Claims, interest at the Unsecured Interest Rate accruing from the Filing Date through the date such 503(b)(9) Claims were paid) and, as a result, Prepetition Lender Claims, MetLife Claims, DIP Lender Claims and 503(b)(9) Claims are not classified or otherwise provided for in this Plan and the Holders of such Claims are not entitled to vote to accept or reject this Plan or to receive any Distributions under this Plan.

ARTICLE III
Treatment of Claims and Interests

3.1                               Class 1—Miscellaneous Secured Claims.

3.1.1                                        Classification:  Class 1 consists of all Miscellaneous Secured Claims.

3.1.2                                        Treatment:  The legal, equitable and contractual rights of the Holders of Class 1 Miscellaneous Secured Claims are unaltered by this Plan.  Unless the Holder of such Claim and the Debtors agree to a different treatment, on or as soon as reasonably practicable after the later of (i) the Effective Date, and (ii) the date such Miscellaneous Secured Claim becomes Allowed, each Holder of an Allowed Class 1 Miscellaneous Secured Claim shall receive, in full and final satisfaction of such Allowed Class 1 Miscellaneous Secured Claim, either:

(a)                                 Cash in an amount equal to such Allowed Miscellaneous Secured Claim, including any interest on such Allowed Miscellaneous Secured Claim required to be paid pursuant to applicable law;

(b)                                 the proceeds of the sale or disposition of the collateral securing such Allowed Miscellaneous Secured Claim to the extent of the value of the Holder’s interest in such collateral; or

(c)                                  the collateral securing such Allowed Miscellaneous Secured Clam.

In the event that the Debtors elect to treat an Allowed Miscellaneous Secured Claim under clause (a) or (b) of this section 3.1.2, the Liens securing such Claim shall be deemed released without the need for further action.

3.1.3                                        Voting:  Class 1 is an Unimpaired Class, and the Holders of Allowed Class 1 Miscellaneous Secured Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject this Plan.

3.2                               Class 2—Priority Claims.

3.2.1                                        Classification:  Class 2 consists of all Priority Claims.

3.2.2                                        Treatment:  The legal, equitable and contractual rights of the Holders of Class 2 Priority Claims are unaltered by this Plan.  Unless the Holder of such Claim and the Debtors agree to a different treatment, each Holder of an Allowed Class 2 Priority Claim shall receive, in full and final satisfaction of such Allowed Class 2 Priority Claim, Cash equal to the full amount of such Allowed Priority Claim on or as soon as reasonably practicable after the later of (a) the Effective Date, or (b) the date such Priority Claim becomes Allowed.

3.2.3                                        Voting:  Class 2 is an Unimpaired Class, and the Holders of Class 2 Priority Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject this Plan.

3.3                               Class 3—General Unsecured Claims.

3.3.1                                        Classification:  Class 3 consists of all General Unsecured Claims.

3.3.2                                        Treatment: On either (i) the first Distribution Date after the applicable Claims Objection Deadline has occurred, if no objection to such Claim has been timely filed, or (ii) the first Distribution Date after the date on which any objection to such General Unsecured Claim is settled, withdrawn, or overruled pursuant to a Final Order of the Bankruptcy Court, each Holder of an Allowed Class 3 General Unsecured Claim shall receive a pro rata Distribution of any Liquidation Proceeds and/or Retained Proceeds, as appropriate, that remain in the Debtors’ Estates after the payment and satisfaction of Allowed Administrative Expense Claims and Allowed Tax Claims and all amounts owed to Allowed Claims in Class 1, Class 2 and Class 4.  On each subsequent Distribution Date or as soon thereafter as is reasonably practicable, the Liquidating Agent shall cause the Debtors to continue to make pro rata Distributions to the holders of Allowed Claims in Class 3 of any available Liquidation Proceeds and/or Retained Proceeds, as appropriate, that remain in the Debtors’ Estates after the payment of the remaining Allowed Administrative Expense Claims and Allowed Tax Claims and all amounts owed to Allowed Claims in Class 1, Class 2 and Class 4, until either such Allowed General Unsecured Claim is satisfied in full or the Consummation Date.  Each Holder of an Allowed Class 3 General Unsecured Claim shall be entitled to receive interest on the unpaid amount of such Allowed Class 3 General Unsecured Claim through the date such Claim is paid in full at the Unsecured Interest Rate as follows:  (a) with respect to Claims arising from (i) the rejection of an Executory Contract or Unexpired Lease, or (ii) the Debtors’ withdrawal from the Retail, Wholesale and Department Store Union and Industry Pension Fund, interest shall accrue from the effective date of such rejection or withdrawal; and (b) with respect to all other Claims, interest shall accrue from the Filing Date.  No other interest shall be payable with respect to any Allowed General Unsecured Claim.  The aggregate Distributions payable to each Holder of an Allowed Class 3 General Unsecured Claim shall not exceed the Allowed Amount of such Claim plus any interest payable on such Claim pursuant to the terms of this Plan.  The Distributions payable under this Section 3.3.2 shall be in full and final satisfaction of the amounts due to Holders of Allowed Class 3 General Unsecured Claims under the Plan.

3.3.3                                        Voting:  Class 3 is an Impaired Class.  Pursuant to section 1126 of the Bankruptcy Code, each Holder of an Allowed Class 3 General Unsecured Claim is entitled to vote to accept or reject this Plan.

3.4                               Class 4—Unsecured Convenience Claims.

3.4.1                                        Classification:  Class 4 consists of all Unsecured Convenience Claims.

3.4.2                                        Treatment:  Unless the Holder of such Claim and the Debtors agree to a different treatment, each Holder of an Allowed Class 4 Unsecured Convenience Claim shall receive, in full and final satisfaction of such Allowed Class 4 Unsecured Convenience Claim, a one-time payment of Cash equal to the full amount of such Allowed Unsecured Convenience Claim on or as soon as reasonably practicable after the later of (a) the Initial Distribution Date, or (b) the first Distribution Date after the date such Unsecured Convenience Claim becomes Allowed.  Each Holder of an Allowed Class 4 Unsecured Convenience Claim shall be entitled to receive interest on the unpaid amount of such Allowed Class 4 Unsecured Convenience Claim through the date such Claim is paid in full at the Unsecured Interest Rate as follows: (a) with respect to Claims arising from (i) the rejection of an Executory Contract or Unexpired Lease, or (ii) the Debtors’ withdrawal from the Retail, Wholesale and Department Store Union and Industry Pension Fund, interest shall accrue from the effective date of such rejection or withdrawal; and (b) with respect to all other Claims, interest shall accrue from the Filing Date.  No other interest shall be payable on any Allowed Unsecured Convenience Claim.  The aggregate Distributions payable to each Holder of an Allowed Class 4 Unsecured Convenience Claim shall not exceed the Allowed Amount of such Claim plus any interest payable on such Claim pursuant to the terms of this Plan.

3.4.3                                        Voting:  Class 4 is an Impaired Class.  Pursuant to section 1126 of the Bankruptcy Code, each Holder of an Allowed Claim in Class 4 is entitled to vote to accept or reject this Plan.

3.5                               Class 5—Interests in Cagle’s.

3.5.1                                        Classification:  Class 5 consists of all Interests in Cagle’s.

3.5.2                                        Treatment:  On and as of the Effective Date, all Interests in Cagle’s shall be cancelled and extinguished.  On each Distribution Date, each Holder of an Allowed Class 5 Interest in Cagle’s shall receive a pro rata Distribution of any Liquidation Proceeds and/or Retained Proceeds that remain in the Debtors’ Estates after (i) the payment and satisfaction of all Allowed Administrative Expense Claims and all Allowed Tax Claims and all amounts owed to Allowed Claims in Class 1, Class 2, Class 3 and Class 4, and (ii) the creation of a reserve fund (as part of the Retained Proceeds) to cover any remaining Disputed Claims.  The Distributions payable under this Section 3.5.2 shall be in full and final satisfaction of the Allowed Class 5 Interests.

3.5.3                                        Voting:  Class 5 is an Impaired Class.  Pursuant to section 1126 of the Bankruptcy Code, each Holder of an Allowed Class 5 Interest in Cagle’s is entitled to vote to accept or reject this Plan.

3.6                               No Waiver of Defenses.  Except as otherwise provided in this Plan, nothing under this Plan is intended to or shall affect the Debtors’, the Liquidating Agent’s or the Estates’ rights and defenses in respect of any Claim under this Plan, including all rights in respect of legal and equitable defenses to or setoffs or recoupment against such Claims.

ARTICLE IV
Treatment of Unclassified Claims

4.1                               Summary.  Pursuant to section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Tax Claims against the Debtors are not classified for purposes of voting on, or receiving Distributions under, this Plan.  All such Claims are instead treated separately in accordance with this Article IV and in accordance with the requirements set forth in sections 1129(a)(9)(A) and (C) of the Bankruptcy Code.

4.2                               Administrative Expense Claims.

4.2.1                                        Subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Expense Claim will be paid the full unpaid amount of such Allowed Administrative Expense Claim in Cash on the latest of (i) the Effective Date, (ii) as soon as practicable after the date on which such Claim becomes an Allowed Administrative Expense Claim, (iii) upon such other terms as may be agreed upon by such Holder and the Liquidating Agent, or (iv) as otherwise ordered by the Bankruptcy Court.

4.2.2                                        Except as otherwise provided in this Plan, any Person holding an Administrative Expense Claim (other than a claim for Professional Compensation) shall file a proof of such Administrative Expense Claim with the Claims Agent within thirty (30) days after the Liquidating Agent provides notice by mail or by publication, in a form and manner approved by the Bankruptcy Court, of the occurrence of the Effective Date.  At the same time any Person files an Administrative Expense Claim, such Person shall also serve a copy of the Administrative Expense Claim upon counsel for the Liquidating Agent.  Any Person who fails to timely file and serve a proof of such Administrative Expense Claim shall be forever barred from seeking payment of such Administrative Expense Claim by the Debtors and the Estates.

4.2.3                                        Any Person seeking an award by the Bankruptcy Court of Professional Compensation shall file a final application with the Bankruptcy Court for allowance of Professional Compensation for services rendered and reimbursement of expenses incurred through the Effective Date within sixty (60) days after the Effective Date or by such other deadline as may be fixed by the Bankruptcy Court.  The provisions of this paragraph shall not apply to any professional providing services pursuant to, and subject to the limits contained in, the Order Authorizing Debtors to Retain and Compensate Professionals Used in the Ordinary Course of Business entered in the Bankruptcy Cases on November 28, 2011.

4.3                               Tax Claims.  Except to the extent that the Holder of a particular Tax Claim has agreed to a different treatment of such Claim, each Holder of an Allowed Tax Claim shall receive Cash on the Effective Date (or as soon thereafter as is reasonably practicable) in an amount equal to such Allowed Tax Claim.  The Debtors shall pay each Tax Claim that becomes Allowed following the Effective Date in Cash in full as soon as reasonably practicable after the date such Claim becomes Allowed.

ARTICLE V
Treatment of Executory Contracts and Unexpired Leases

5.1                               Rejection of Executory Contracts and Unexpired Leases.  On the Effective Date, all Executory Contracts or Unexpired Leases of the Debtors will be deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those Executory Contracts or Unexpired Leases that (a) have been previously rejected or assumed by either Debtor pursuant to an order of the Bankruptcy Court (including all Sale Order Assumed Contracts), or (b) are the subject of a motion to assume filed by either Debtor which is pending on the Effective Date.

5.2                               Claims Based on Rejection of Executory Contracts or Unexpired Leases.  All proofs of claim with respect to Claims arising from the rejection pursuant to this Plan of any Executory Contracts or Unexpired Leases, if any, must be filed with the Claims Agent and served upon counsel for the Liquidating Agent within thirty (30) days after the Effective Date.  Any Claims arising from the rejection of Executory Contracts or Unexpired Leases that become Allowed Claims are classified and shall be treated as a Class 3 General Unsecured Claims or Class 4 Unsecured Convenience Claims, as applicable.  Any Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to this Plan not filed within the time required by this section will be forever barred from assertion against the Debtors, the Estates and property of the Debtors unless otherwise ordered by the Bankruptcy Court or provided in this Plan.  Notwithstanding the foregoing, a Claim for damages arising from the rejection of an Executory Contract or Unexpired Lease rejected pursuant to an order of the Bankruptcy Court must be filed prior to any bar date set forth in such order.

5.3                               Survival of Certain Indemnification Obligations.  Notwithstanding any other provision of this Plan, the obligations of the Debtors pursuant to their certificates or articles of incorporation, bylaws and other organizational documents to indemnify persons serving after the Filing Date as officers, directors, agents, or employees of the Debtors with respect to actions, suits and proceedings against the Debtors or such officers, directors, agents, or employees, based upon any act or omission for, on behalf of, or relating to the Debtors and occurring prior to or after the Filing Date, shall not be discharged or impaired by the confirmation of the Plan (it being understood that such obligations shall continue to be obligations of the Debtors from and after the Confirmation Date).

ARTICLE VI
Means for Implementation of Plan

6.1                               Substantive Consolidation.  This Plan is premised on the substantive consolidation of the Debtors with respect to the treatment of all Claims and Interests.  This Plan shall serve as a request by the Debtors, in lieu of a separate motion, to the Bankruptcy Court, that it grant substantive consolidation with respect to the treatment of all Claims and Interests as follows: on the Effective Date, (a) all assets and liabilities of the Debtors will be pooled or treated as though they were pooled; (b) all guarantees by each Debtor of the obligations of the other Debtor and any joint and several liability of the Debtors shall be eliminated; (c) all Intercompany Claims shall be cancelled and extinguished without the payment of any consideration; (d) no Distributions shall be made under the Plan on account of any Interest held by Cagle’s in Cagle’s Farms; and (e) each and every Claim against any Debtor shall be deemed filed against the consolidated Debtors and all Claims filed against more than one Debtor for the same liability shall be deemed one Claim against the consolidated Debtors.  The entry of the Confirmation Order shall constitute the approval by the Bankruptcy Court, pursuant to sections 105(a) and 1123(a)(5)(C) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Debtors and their Estates for all purposes relating to the Plan, including for purposes of voting, confirmation, and Distributions.  The consolidation of the Debtors effected by the Plan shall not (other than for purposes relating to Distributions, as set forth above) affect (i) the legal and organizational structure of the Debtors, (ii) any defense to any Claim or cause of action, or (iii) any distributions out of any insurance policy or proceeds of such policy.

6.2                               Continued Corporate Existence.  Each Debtor will continue to exist after the Effective Date as a separate corporate entity with all the powers of a corporation under applicable law in the jurisdiction in which it is incorporated or otherwise formed and pursuant to its certificate or articles of incorporation and bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such articles of incorporation and bylaws or other organizational documents are amended by this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

6.3                               Vesting of the Debtors’ Assets.  Pursuant to this Plan, all property of the Debtors and their Estates shall vest automatically in the Debtors on the Effective Date (without the necessity of executing any instruments of assignment), for the express purpose of allowing the Liquidating Agent to make Distributions to Holders of Claims and Holders of Interests pursuant to the terms and conditions of this Plan.  Without limiting the foregoing, the Debtors shall be vested with all of the Causes of Action, which shall be prosecuted and enforced under the direction and control of the Liquidating Agent (except as provided in sections 10.3 and 10.7 of this Plan).  As of the Effective Date, (a) all property of the Debtors shall be free and clear of all Liens, Claims and Interests, and (b) the rights of Holders of Claims and Interests to receive Distributions shall be governed by the Plan.

6.4                               Operation of the Debtors.  The Liquidating Agent shall have the rights, powers and duties as set forth in this Plan and shall be responsible for administering this Plan under the terms and subject to the conditions set forth herein.  After the Effective Date, the Liquidating Agent shall be authorized to take all necessary, desirable or appropriate actions to direct and oversee the Debtors’ business activities and to proceed with an orderly, expeditious and efficient liquidation and distribution of the Estates.  The Liquidating Agent shall be authorized to retain or engage, or to cause the Debtors to retain or engage, such employees, professional persons and agents as are appropriate or desirable to continue the liquidation of the Estates.  Further, the Liquidating Agent shall be authorized to make Distributions from the Retained Proceeds to pay the costs and expenses incurred after the Confirmation Date in connection with the operation of the Debtors’ businesses and the administration, liquidation and distribution of the Estates, without the necessity of providing any notice or seeking or obtaining any approval of the Bankruptcy Court with respect to such Distributions.  Without limiting the generality of the foregoing, the Liquidating Agent shall be authorized to make Distributions from the Retained Proceeds to pay the fees and expenses of any professional persons retained by the Liquidating

Agent and/or the Debtors, the out-of-pocket expenses incurred by the Equity Oversight Representative and members of the Creditor Oversight Committee, and the fees and expenses of the Creditor Oversight Committee’s counsel and financial advisor and the Equity Oversight Representative’s counsel.  The Liquidating Agent shall be the representative of the Estates as contemplated by section 1123(b)(3)(B) of the Bankruptcy Code.  Except as otherwise specifically provided in this Plan, the Liquidating Agent shall have full and exclusive power and authority to act on behalf of the Debtors and shall be responsible for performing the duties of the Debtors under this Plan.  The Liquidating Agent shall have the rights, duties and powers of a trustee appointed pursuant to sections 701, 702 and 1104 of the Bankruptcy Code to act on behalf of the Debtors with regard to the administration of the Bankruptcy Cases and the assets of the Estates.  No recourse shall ever be had, directly or indirectly, against the Liquidating Agent personally, by legal or equitable proceedings or by virtue of any statute or otherwise, nor upon any promise, contract, instrument, undertaking, obligation, covenant or agreement whatsoever executed by the Liquidating Agent under this Plan, or by reason of the creation of any indebtedness by the Liquidating Agent under this Plan for any purpose authorized by this Plan, save and except in cases of defalcation, misappropriation, fraud or gross negligence by the Liquidating Agent, it being expressly understood and agreed that such liabilities, promises, contracts, instruments, undertakings, obligations, covenants and agreements shall be enforceable only against and be satisfied only out of the assets of the Debtors or shall be evidence only of a right of payment from the Debtors’ assets.  The Liquidating Agent shall be indemnified and held harmless by the Estates from and against any expenses (including the reasonable fees and expenses of counsel), damages or losses incurred or suffered by the Liquidating Agent in connection with any claim or demand which in any way arises out of or relates to this Plan or the services of the Liquidating Agent under this Plan; provided, however, if the Liquidating Agent is guilty of defalcation, misappropriation, fraud or gross negligence, then the Liquidating Agent shall bear all losses, damages and expenses arising as a result of such defalcation, misappropriation, fraud or gross negligence.  The Liquidating Agent may resign at any time in its sole discretion, and such resignation shall be effective upon the earlier of (i) 30 days after the Liquidating Agent has given written notice of resignation to the Creditor Oversight Committee (if it has not been dissolved) and the Equity Oversight Representative and filed such notice with the Bankruptcy Court, and (ii) the date the Bankruptcy Court approves a successor to the resigning Liquidating Agent.  In case of the resignation of the Liquidating Agent, a successor shall thereupon be appointed by the Creditor Oversight Committee, subject to approval of the Bankruptcy Court, or, in the event that the Creditor Oversight Committee does not exist, by the Bankruptcy Court.  The Liquidating Agent shall be reimbursed for any out-of-pocket expenses incurred in connection with the discharge of its duties under this Plan and shall be compensated for its services at a “blended” hourly rate of $500 per hour for each person providing services to the Debtors.  The Liquidating Agent’s compensation and expenses shall be reimbursed and/or paid out of the Retained Proceeds and such compensation and expenses may be paid without the necessity of providing notice to any party in interest or obtaining any approval from the Bankruptcy Court.  On the Consummation Date, after making the Final Distribution under this Plan, the Liquidating Agent shall be discharged from its duties under this Plan.

6.5                               Billing and Collection of Accounts Receivable.  As of the Effective Date, the Liquidating Agent shall be authorized to: (i) complete the billing of the Debtors’ account debtors; (ii) send correspondence to the Debtors’ account debtors requesting payment of all amounts outstanding, due and payable to the Debtors; (iii) engage in other collection activity to ensure payment of outstanding accounts receivable; and (iv) employ or cause the Debtors to employ one or more collection agencies to further pursue collection of the outstanding accounts receivable.

6.6                               Maintenance of Bank Accounts and Distribution of Liquidation Proceeds.  The Liquidating Agent shall have the authority and responsibility to disburse the assets of the Estates to the Holders of Allowed Claims and Holders of Allowed Interests and otherwise in accordance with the terms of this Plan.  All Liquidation Proceeds and Retained Proceeds shall be held in trust for the benefit of Holders of Allowed Claims and Holders of Allowed Interests in one or more separate bank or other depository accounts throughout the term of this Plan.  The Liquidating Agent shall be entitled to use the Debtors’ bank accounts that are in existence as of the Effective Date and shall be authorized to open such bank or other depository accounts as may be necessary or appropriate in the discretion of the Liquidating Agent to enable it to carry out the provisions of this Plan (provided that any bank account opened by the Liquidating Agent shall be at a financial institution approved by the Office of the United States Trustee).  The Liquidating Agent may, from time to time, cause the Debtors to invest Liquidation Proceeds and Retained Proceeds in certificates of deposit, treasury bills, money market accounts or other short term investments.  All interest earned shall be retained for Distribution to the Holders of Allowed Claims and Holders of Allowed Interests pursuant to this Plan.  The Liquidating Agent shall prepare and maintain an adequate set of financial books, records or databases that will allow the Liquidating Agent to accurately track the amount of Claims asserted against the Estates and the amounts paid to each Holder of an Allowed Claim and to each Holder of an Allowed Interest pursuant to the terms of this Plan; provided that the Liquidating Agent also shall be entitled to use the Debtors’ books and records (including the books and records maintained by the Claims Agent that are in existence on the Effective Date).  On the Initial Distribution Date (or as soon thereafter as is reasonably practicable) and each subsequent Distribution Date, the Liquidating Agent shall make Distributions to the Holders of Allowed Claims and the Holders of Allowed Interests in accordance with the terms of this Plan.  The Liquidating Agent will continue to make Distributions until the assets in the Estates have been fully distributed to Holders of Allowed Claims and Allowed Interests in accordance with the terms of this Plan.

6.7                               Cancellation of Existing Securities of Debtors and Agreements.  On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Securities and any Certificates evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors will be deemed to be fully and finally cancelled, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Existing Securities will be terminated and released.

6.8                               Corporate Action.  Each of the matters provided for under this Plan involving the corporate structure of any Debtor or any corporate action to be taken by or required of any Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors or directors of any of the Debtors.

6.9                               Preservation of Causes of Action.  In accordance with section 1123(b)(3) of the Bankruptcy Code, the Debtors will retain and may (but are not required to) enforce all Causes of Action.  After the Effective Date, the Liquidating Agent, in its sole and absolute discretion (except as provided in sections 10.3 and 10.7 of this Plan), shall have the right to bring, settle, release, compromise, or enforce such Causes of Action (or decline to do any of the foregoing), without further approval of the Bankruptcy Court. The Liquidating Agent, in the exercise of its sole discretion, may pursue such Causes of Action so long as it is the best interests of the Debtors or any successors holding such rights of action. The failure of the Debtors to specifically list any claim, right of action, suit, proceeding or other Cause of Action in this Plan does not, and will not be deemed to, constitute a waiver or release by the Estates, the Liquidating Agent or the Debtors of such claim, right of action, suit, proceeding or other Cause of Action, and the Liquidating Agent (on behalf of the Debtors) will retain the right to pursue such claims, rights of action, suits, proceedings and other Causes of Action in its sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit, proceeding or other Cause of Action upon or after the confirmation or consummation of this Plan.

6.10                        Effectuating Documents; Further Transactions.  Each of the Debtors, their respective officers and designees, and the Liquidating Agent, are authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and to take such actions, as may be necessary, desirable or appropriate to effectuate and further evidence the terms and conditions of this Plan or to otherwise comply with applicable law.  In order to facilitate the liquidation and distribution of the Estates and the wind-down of the Debtors’ affairs, on the Effective Date the Liquidating Agent shall be deemed, by operation of law and the Confirmation Order and without need for any action by any person affiliated with the Debtors or any officer or director of the Debtors, to hold an irrevocable power of attorney on behalf of each Debtor and each Estate and with respect to all of the Assets.

6.11                        Sales of Remaining Assets.  On and after the Effective Date, the Liquidating Agent shall have sole authority to cause the Debtors to liquidate and sell, and the Liquidating Agent shall pursue the liquidation of, all remaining Assets.  The Liquidating Agent shall have the authority to consummate such liquidations and sales without the necessity of obtaining any approval from the Bankruptcy Court or providing notice to any party in interest if the aggregate purchase price for the Assets to be sold in connection with a particular transaction is less than or equal to $500,000; provided, however, the Liquidating Agent shall have the right in its sole discretion to seek and obtain Bankruptcy Court approval of any sale transaction if the Liquidating Agent believes it is in the best interests of the Estates to do so.  If the aggregate purchase price in connection with a particular sale transaction exceeds $500,000, then Bankruptcy Court approval (following Designated Notice) shall be required.  The Liquidating Agent shall also have the authority, if appropriate in the sole discretion of the Liquidating Agent, to abandon any Assets that cannot be liquidated or sold in a cost effective manner or that have inconsequential value.

6.12                        Exemption From Certain Transfer Taxes and Recording Fees.  Pursuant to section 1146(a) of the Bankruptcy Code, any transfers from a Debtor to any other Person pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors’ real or personal property will not be subject to any document recording tax, stamp tax, conveyance fee, sales tax, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

6.13                        Further Authorization.  Each of the Debtors and the Liquidating Agent shall be entitled to seek such orders, judgments, injunctions and rulings as they deem necessary or desirable to carry out the intentions and purposes, and to give full effect to the provisions, of this Plan.

6.14                        Dissolution.  After the occurrence of the Consummation Date and the entry of an order of the Bankruptcy Court closing the Bankruptcy Cases, each Debtor shall be deemed dissolved pursuant to the applicable laws of the State of Georgia without the necessity of taking any action or making any filing with the Georgia Secretary of State or otherwise.

ARTICLE VII
Provisions Regarding Corporate Governance of Debtors

7.1                               Amendment of Charters.  On and as of the Effective Date, the charters of the Debtors shall be deemed to have been amended to prohibit the issuance of nonvoting equity securities to the extent required by the Bankruptcy Code.

7.2                               Directors and Officers of Debtors.  On the Effective Date (a) the authority, power and incumbency of the persons then acting as officers and directors of the Debtors shall be terminated and such officers and directors shall be deemed to have resigned, and (b) the Liquidating Agent shall be deemed the sole officer and sole director of each Debtor and shall be deemed to have succeeded to such powers as would have been previously exercisable by the shareholders of each Debtor.

ARTICLE VIII
Distributions

8.1                               Disbursing Agent.  Unless otherwise provided for herein, all Distributions under this Plan shall be made by the Liquidating Agent.

8.2                               Distributions of Cash.  Any Distribution of Cash made by the Liquidating Agent pursuant to this Plan shall, at the Liquidating Agent’s option, be made by check drawn on a domestic bank or by wire transfer from a domestic bank.

8.3                               No Interest on Claims.  Unless otherwise specifically provided for in this Plan or the Confirmation Order, postpetition interest shall not accrue or be paid on Claims and no Holder shall be entitled to interest accruing on or after the Filing Date on any Claim.

8.4                               Delivery of Distributions.  The Distribution to a Holder of an Allowed Claim or to a Holder of an Allowed Interest shall be made by the Liquidating Agent (a) at the address set forth on the proof of claim filed by such Holder, (b) at the address set forth in any written notices of address change delivered to the Debtors or the Liquidating Agent after the date of any related proof of claim, (c) at the address set forth in any Notice of Transfer of Claim, (d) at the address reflected in the Schedules if no proof of claim has been filed and the Debtors or Liquidating Agent have not received a written notice of a change of address, or (e) if the Holder’s address is not listed in the Schedules, at the last known address of such Holder according to the Debtors’ books and records.  If any Holder’s Distribution is returned as undeliverable, no further Distributions to such Holder shall be made unless and until the Liquidating Agent is notified of such Holder’s then-current address, at which time all missed Distributions shall be made to such Holder without interest from the original Distribution Date to the new Distribution Date.  Amounts in respect of undeliverable Distributions made in Cash shall be retained by the Liquidating Agent in an “Unpaid Claims Reserve” until such Distributions are claimed.  All Cash Distributions returned to the Liquidating Agent and not claimed within six (6) months of return shall be irrevocably retained by the Liquidating Agent (and the funds held in the Unpaid Claims Reserve shall become Liquidation Proceeds at the end of such six-month period) notwithstanding any federal or state escheat laws to the contrary.  After the end of such six-month period, the Claim of any other Person to such property shall be discharged and forever barred.

8.5                               Distributions to Holders as of the Record Date.  All Distributions on Allowed Claims or Allowed Interests shall be made to the Record Holders of such Claims or Interests.  As of the close of business on the Record Date: (i) the Claims register maintained by the Claims Agent shall be closed; and (ii) the stock transfer ledger or similar register of Cagle’s shall be closed.  The Liquidating Agent shall have no obligation to recognize any transfer of any Claim or Interest occurring after the Record Date.  The Liquidating Agent shall instead be entitled to recognize and deal for all purposes under this Plan with the Record Holders as of the Record Date.  After the Record Date has been fixed, the Debtors shall file with the Securities and Exchange Commission a report on Form 8-K disclosing the Record Date and further disclosing that any transfer of Claims or Interests made after the Record Date shall not be recognized by the Liquidating Agent for purposes of making Distributions under the Plan.

8.6                               De Minimis Distributions.  Except for Distributions to the Holders of Class 4 Claims and Distributions being made on the Consummation Date, the Liquidating Agent shall have no obligation to make a Distribution if the amount to be distributed to the specific Holder of the Allowed Claim or Allowed Interest is less than Fifty Dollars ($50.00); provided, however, if the Liquidating Agent elects not to make a Distribution as contemplated by this section 8.6, such Distribution shall be held for the Holder of such Claim or Interest until the next Distribution Date at which time such Distribution shall be made (unless this section 8.6 shall again apply).

8.7                               Fractional Securities; Fractional Dollars.  Any other provision of this Plan notwithstanding, the Debtors shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

8.8                               Withholding Taxes.  The Debtors or the Liquidating Agent shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions under this Plan shall be subject to any such withholding and reporting requirements.

ARTICLE IX
Procedures for Treating and Resolving Disputed Claims

9.1                               Objections to Claims.  The Debtors and the Liquidating Agent shall be entitled to object to Claims; provided, however, that the Debtors and Liquidating Agent shall not be entitled to object to Claims (i) that have been Allowed by a Final Order entered by the Bankruptcy Court prior to the Effective Date, or (ii) that are Allowed by the express terms of this Plan.  Any objections to Claims must be filed by the Claims Objection Deadline.

9.2                               No Distributions Pending Allowance.  Except as otherwise provided herein, no Distributions will be made with respect to any portion of a Claim unless and until (i) the Claims Objection Deadline has passed and no objection to such Claim has been filed, or (ii) any objection to such Claim has been settled, withdrawn or overruled pursuant to a Final Order of the Bankruptcy Court.  Notwithstanding the foregoing, any undisputed portion of a Disputed Claim shall be deemed Allowed and the Holder of such Disputed Claim shall receive Distributions on the undisputed portion of such Disputed Claim pursuant to the terms of this Plan.

9.3                               Estimation of Claims.  The Debtors or the Liquidating Agent, as the case may be, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502 of the Bankruptcy Code regardless of whether the Debtors or the Liquidating Agent have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors (and after the Effective Date, the Liquidating Agent) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.

9.4                               Resolution of Claims Objections.  On and after the Effective Date, the Liquidating Agent shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Claims without approval of the Bankruptcy Court.

9.5                               Distributions After Allowance.  As soon as practicable after (i) the occurrence of the applicable Claims Objection Deadline, if no objection to such Claim has been timely filed, or (ii) a Disputed Claim becomes an Allowed Claim, the Debtors, with respect to all Distributions other than to Holders of Unsecured Claims, will distribute to the Holder thereof all Distributions to which such Holder is then entitled under this Plan.  With respect to Unsecured Claims, on the first Distribution Date after (i) the occurrence of the applicable Claims Objection Deadline, if no objection to such Claim has been timely filed, or (ii) a Disputed Claim becomes an Allowed Claim, notwithstanding the dollar threshold in section 1.1.38 of the Plan, the Holder of an

Allowed Unsecured Claim shall receive the Distribution to which such Holder is then entitled plus any Distribution such Holder would have received on a prior Distribution Date had such Holder’s Claim been Allowed on such prior Distribution Date; provided, however, if the date such Unsecured Claim becomes entitled to a Distribution is less than twenty (20) Business Days prior to the next Distribution Date, the Distribution with respect to such Claim will be made on the first Distribution Date that occurs more than twenty (20) Business Days after the Claim becomes entitled to a Distribution.

9.6                               Distributions On Insured Claims.  If any Holder has asserted a Claim that is covered as to liability, in whole or in part, by an insurance policy that is assumed or otherwise remains in effect pursuant to the terms of this Plan, such Holder will have a Claim entitled to a Distribution under this Plan only to the extent of any deductible or self-insured retention under the applicable insurance policy that was unpaid or otherwise unexhausted as of the Filing Date.  Notwithstanding the foregoing, the Holder shall be entitled to pursue recovery of any amount in excess of such unpaid deductible or self-insured retention from the applicable insurance carrier and, in connection therewith, notwithstanding the discharge of the balance of such Claim provided pursuant to this Plan, such Holder may continue to pursue the balance of such Claim against the Debtors solely for the purposes of liquidating such Claim and obtaining payment of the balance of such liquidated Claim from any otherwise applicable policy of insurance.  Except as otherwise provided in the applicable insurance policy, the applicable insurance carrier may, at its expense, employ counsel, direct the defense, and determine whether and on what terms to settle any Claim for the purposes of determining the amount of insurance proceeds that will be paid on account of such Claim.  If after liquidation of a Claim pursuant to this section 9.6, it is determined that there are insufficient insurance proceeds available to satisfy the amount of such Claim that is in excess of any unpaid deductible or self-insured retention, then the Holder of such Claim shall have a Claim in the amount of such insufficiency.  Notwithstanding any other provision of this Plan, after the Effective Date the Bankruptcy Court shall be authorized to enter one or more orders in the Bankruptcy Cases modifying and amending the provisions of this section 9.6, provided that any such modifications shall not be material and adverse to the interests of Holders of insured Claims.

ARTICLE X
Effect of Plan on Claims and Interests

10.1                        Revesting of Assets.  Except as otherwise explicitly provided in this Plan, on the Effective Date, all property comprising the Estates (including Cause of Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in the Debtors for the express purpose of allowing the Liquidating Agent to make Distributions to Holders of Claims and Holders of Interest pursuant to the terms and conditions of this Plan.

10.2                        Treatment of Claims and Interests.  Except as otherwise specifically provided in this Plan or in the Confirmation Order, the Distributions and rights that are provided in this Plan shall govern the rights of all Holders of Claims, whether known or unknown, against, Liens on, and Interests in the Debtors or their Estates that arose prior to the Effective Date, and no such Holder shall be authorized or permitted to take any action that is inconsistent with the Plan.

10.3                        Release by Debtors of Certain Parties.  Except as otherwise specifically provided in this Plan, pursuant to section 1123(b)(3) of the Bankruptcy Code, as of the Effective Date, each Debtor, in its individual capacity and as a debtor in possession for and on behalf of its Estate, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged all Released Parties for and from any and all claims (including derivative claims) or Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors.  The Debtors, the Committee, the Liquidating Agent, the Creditor Oversight Committee, the Equity Oversight Representative and any potential representatives of the Estates shall be bound, to the same extent the Debtors are bound, by the releases set forth above.

10.4                        Setoffs.  The Debtors may, but shall not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Holder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Estates of any such claim that the Debtors or the Estates may have against such Holder.

10.5                        Exculpation and Limitation of Liability.  The Debtors, the Estates, the Committee, the members of the Committee in their capacities as such, and any of such parties’ respective current and/or post-Filing Date and pre-Effective Date members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, cause of action, or liability to one another or to any Holder of any Claim or Interest, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Bankruptcy Cases, the negotiation, formulation and filing of this Plan, the filing of the Bankruptcy Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the Estates and the property to be distributed under this Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.  No Holder of any Claim or Interest, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, and no successors or assigns of the foregoing, shall have any right of action against the parties listed in this provision for any act or omission in connection with, relating to, or arising out of the Bankruptcy Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, the administration of this Plan or the property to be distributed under this Plan.  Nothing in this Section 10.5 relieves any Person from complying with the applicable provisions of the federal securities laws.

10.6                        Injunction.  Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate Final Order of the Bankruptcy Court, all Persons who have held, hold, or may hold Claims against or Interests in any of the Debtors are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors with respect to any such Claim or Interest; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against the Debtors on account of any such Claim or Interest; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against the Debtors or against the property or interests in the property thereof on account of any such Claim or Interest; (d) commencing or continuing in any manner any action or other proceeding of any kind with respect to any Claim which is treated or satisfied pursuant to the Plan; and (e) taking any action to interfere with the implementation or consummation of the Plan; provided, however, the provisions of this Section 10.6 shall not prevent any Person from taking action in the Bankruptcy Court to enforce their rights under and in accordance with this Plan.

10.7                        Waiver of Certain Avoidance Actions.  On and as of the Effective Date, each Debtor, in its individual capacity and as a debtor in possession for and on behalf of its Estate, shall waive, and be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever waived, the Waived Avoidance Actions.  The Debtors, the Committee, the Liquidating Agent, the Creditor Oversight Committee, the Equity Oversight Representative and other potential representatives of the Estates shall be bound, to the same extent the Debtors are bound, by the waiver set forth above.

10.8                        Effect of Confirmation.

10.8.1                                 Binding Effect.  On the Confirmation Date, the provisions of this Plan shall be binding on the Debtors, the Estates, all Holders of Claims against or Interests in the Debtors, and all other parties-in-interest whether or not such Holders are Impaired and whether or not such Holders have accepted this Plan.

10.8.2                                 Automatic Stay.  The automatic stay arising out of section 362(a) of the Bankruptcy Code shall continue in full force and effect until the Consummation Date and the Debtors and the Estates shall be entitled to all of the protections afforded thereby.  All assets of the Debtors (including the Liquidation Proceeds and the Retained Proceeds) shall remain property of the Estates until distributed in accordance with this Plan, and no Person shall at any time have any claim to or interest in any asset of the Debtors except to the extent that such Person is the Holder of an Allowed Claim or Allowed Interest entitled to Distributions under this Plan.

10.8.3                                 Filing of Reports.  The Debtors shall file all reports and pay all fees required by the Bankruptcy Code, Bankruptcy Rules, U.S. Trustee guidelines, and the rules and orders of the Bankruptcy Court.

10.8.4                                 Post-Effective Date Retention of Professionals.  Upon the Effective Date, any requirement that professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Debtors and the Liquidating Agent will employ and pay professionals, the Creditor Oversight Committee will employ its counsel and financial advisor (to be paid from Retained Proceeds), and the Equity Oversight Representative will employ his counsel (to be paid from Retained Proceeds), in each case in the ordinary course of business.

10.9                        No Discharge.  Notwithstanding any other provision of the Plan or Confirmation Order, pursuant to section 1141(d)(3) of the Bankruptcy Code, the Debtors will not receive a discharge.

ARTICLE XI
Conditions Precedent

11.1                        Conditions to Confirmation.  The following are conditions precedent to confirmation of this Plan that may be satisfied or waived in accordance with section 11.3 of this Plan:

11.1.1                                 The Bankruptcy Court shall have approved the Disclosure Statement with respect to this Plan in form and substance that is acceptable to the Debtors in their sole and absolute discretion, and

11.1.2                                 The Confirmation Order shall have been signed by the Bankruptcy Court and entered on the docket of the Bankruptcy Cases.

11.2                        Conditions to the Effective Date.  The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with section 11.3 of this Plan:

11.2.1                                 The Confirmation Order shall be in all material respects reasonably acceptable to the Debtors, shall not have been vacated, reversed or modified and, as of the Effective Date, shall not be stayed;

11.2.2                                 All documents and agreements to be executed on the Effective Date or otherwise necessary to implement this Plan shall be in form and substance that is acceptable to the Debtors, in their reasonable discretion;

11.2.3                                 The Debtors shall have received any authorization, consent, regulatory approval, ruling, letter, opinion, or document that may be necessary to implement this Plan and that is required by law, regulation, or order; and

11.2.4                                 The Confirmation Order shall have become a Final Order.

11.3                        Waiver of Conditions to Confirmation or Effective Date.  The conditions set forth in section 11.1 and section 11.2 of this Plan may be waived, in whole or in part, by the Debtors without any notice to any other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

ARTICLE XII
Retention and Scope of Jurisdiction of the Bankruptcy Court

12.1                        Retention of Jurisdiction.  Subsequent to the Effective Date, the Bankruptcy Court shall have or retain jurisdiction for the following purposes:

12.1.1                                 To adjudicate objections concerning the allowance, priority or classification of Claims and any subordination thereof, and to establish a date or dates by which objections to Claims must be filed to the extent not established herein;

12.1.2                                 To liquidate the amount of any disputed, contingent or unliquidated Claim, to estimate the amount of any disputed, contingent or unliquidated Claim, and to establish the amount of any reserve required to be withheld from any Distribution under this Plan on account of any disputed, contingent or unliquidated Claim;

12.1.3                                 To resolve all matters related to the rejection, or assumption and/or assignment, of any Executory Contract or Unexpired Lease of the Debtors;

12.1.4                                 To hear and rule upon all Cause of Actions commenced or pursued by the Debtors or the Liquidating Agent;

12.1.5                                 To hear and rule upon all applications for Professional Compensation;

12.1.6                                 To remedy any defect or omission or reconcile any inconsistency in this Plan, as may be necessary to carry out the intent and purpose of this Plan;

12.1.7                                 To construe or interpret any provisions in this Plan and to issue such orders as may be necessary for the implementation, execution and consummation of this Plan, to the extent authorized by the Bankruptcy Code;

12.1.8                                 To hear, rule upon and enter orders approving any sales of Assets (including sales of fee owned real property) by the Debtors after the Effective Date;

12.1.9                                 To adjudicate controversies arising out of the administration of the Estates or the implementation of this Plan, including any disputes that may arise between the Liquidating Agent and the Creditor Oversight Committee and/or the Equity Oversight Representative;

12.1.10                          To make such determinations and enter such orders as may be necessary to effectuate all the terms and conditions of this Plan, including the Distribution of funds from the Estates and the payment of Claims and Interests;

12.1.11                          To determine any suit or proceeding brought by the Debtors or the Liquidating Agent to recover property under any provisions of the Bankruptcy Code;

12.1.12                          To hear and determine any tax disputes concerning the Debtors and to determine and declare any tax effects under this Plan;

12.1.13                          To hear, rule upon and enter orders regarding any disputes, controversies or other matters relating to or arising under the Asset Purchase Agreement and/or the Debtors’ rights thereunder;

12.1.14                          To determine such other matters as may be provided for in this Plan or the Confirmation Order or as may be authorized by or under the provisions of the Bankruptcy Code;

12.1.15                          To determine any controversies, actions or disputes that may arise under the provisions of this Plan, or the rights, duties or obligations of any Person under the provisions of this Plan;

12.1.16                          To adjudicate any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, any agreement pursuant to which the Debtors sold any of their assets during the Bankruptcy Cases; and

12.1.17                          To enter a final decree.

12.2                        Alternative Jurisdiction.  In the event that the Bankruptcy Court is found to lack jurisdiction to resolve any matter, then the District Court shall hear and determine such matter.  If the District Court does not have jurisdiction, then the matter may be brought before any court having jurisdiction with regard thereto.

12.3                        Final Decree.  The Bankruptcy Court may, upon application of the Liquidating Agent after Designated Notice, at any time on or after one hundred twenty (120) days after the Initial Distribution Date, enter a final decree in these cases, notwithstanding the fact that additional funds may eventually be distributed to parties in interest.  In such event, the Bankruptcy Court may enter an Order closing these cases pursuant to section 350 of the Bankruptcy Code; provided, however, that: (a) the Debtors, the Liquidating Agent, the Creditor Oversight Committee (if not yet dissolved), the Equity Oversight Representative, and other parties in interest shall continue to have the rights, powers, and duties set forth in this Plan; (b) any provision of this Plan requiring the absence of an objection shall no longer be required, except as otherwise ordered by the Bankruptcy Court; and (c) the Bankruptcy Court may from time to time reopen the Bankruptcy Cases if appropriate for any of the following purposes:  (1) administering Assets; (2) entertaining any adversary proceedings, contested matters or applications the Debtors have brought or bring with regard to the liquidation of Assets and the prosecution of Causes of Action; (3) enforcing or interpreting this Plan or supervising its implementation; or (4) for other cause.

ARTICLE XIII
The Creditor Oversight Committee

13.1                        Procedures and Rules.  On the Effective Date, the Creditor Oversight Committee shall be created and established.  The Creditor Oversight Committee shall prescribe its own rules of procedure and the bylaws previously adopted by the Committee shall continue to govern the actions of the Creditor Oversight Committee subject, however, to the following requirements:

(a)                                 Any member of the Creditor Oversight Committee may act by proxy;

(b)                                 All actions by the Creditor Oversight Committee shall be upon the affirmative vote of a majority of the members of the Creditor Oversight Committee voting, either personally or by proxy;

(c)                                  Presence of a majority of the members, in person, by proxy or by telephone conference call, shall constitute a quorum;

(d)                                 Authorization for or approval of any action may be granted orally or evidenced by the written consent of a majority of the Creditor Oversight Committee;

(e)                                  Meetings of the Creditor Oversight Committee shall be conducted in person or by telephone conference call;

(f)                                   In the event of the death or resignation of any member of the Creditor Oversight Committee, the remaining members of the Creditor Oversight Committee shall have the right to designate a successor from among the Holders of Allowed Unsecured Claims;

(g)                                  If an Creditor Oversight Committee member assigns its Claim or releases the Debtor from payment of the balance of its Claim, such act shall constitute a resignation from the Creditor Oversight Committee.  Until a vacancy on the Creditor Oversight Committee is filled, the Creditor Oversight Committee shall function in its reduced number; and

(h)                                 The Creditor Oversight Committee may adopt additional rules governing its conduct, but the Creditor Oversight Committee shall not be entitled to authorize or take any action contrary to the provisions of this Plan or the Confirmation Order.

13.2                        Retention of Counsel and Financial Advisor.   The Creditor Oversight Committee may retain counsel and a financial advisor and the reasonable fees and expenses of such counsel and financial advisor shall be paid out of the Retained Proceeds upon submission of monthly fee statements to the Liquidating Agent, without the necessity of obtaining any approval from the Bankruptcy Court or providing notice to any party in interest with respect to such retention or payment.

13.3                        Limited Liability.  Neither the Creditor Oversight Committee nor any of its members, counsel or financial advisor shall be liable for any act, omission, default or misconduct of any other members of the Creditor Oversight Committee nor shall any member be liable for anything other than such member’s own acts or omissions as constitute willful misconduct or gross negligence in the performance of its duties.  Each member of the Creditor Oversight Committee shall be indemnified and held harmless by the Estates from and against any expenses (including the reasonable fees and expenses of counsel), damages, liabilities, claims or losses incurred or suffered by such member in connection with any claim or demand which in any way arises out of or relates to this Plan or the services of such member under this Plan; provided, however, if any member of the Creditor Oversight Committee is determined to be guilty of defalcation, misappropriation, fraud or gross negligence by a Final Order of a court of competent jurisdiction, then such member shall bear all losses, damages and expenses arising as a result of such defalcation, misappropriation, fraud or gross negligence.

13.4                        Authority.  Consistent with the terms of this Plan, the Creditor Oversight Committee shall have the authority to review the activities of the Liquidating Agent, and shall have authority to seek to remove and replace the Liquidating Agent for good cause shown; provided, however, any removal or replacement of the Liquidating Agent shall require approval of the Bankruptcy Court following Designated Notice and the removal or replacement of the Liquidating Agent shall not be effective unless the Liquidating Agent shall have received at least 30 days’ advance written notice of such proposed removal or replacement.

13.5                        Reporting.  The Liquidating Agent shall submit such reports as it deems reasonable and necessary to the Creditor Oversight Committee.  The Liquidating Agent shall also promptly report to the Creditor Oversight Committee, at the reasonable request of the chairperson of the Creditor Oversight Committee or a professional retained by the Creditor Oversight Committee, on any matter that reasonably relates to the post-Effective Date administration of the Estates or Distributions under the Plan.

13.6                        Reimbursement.  Each member of the Creditor Oversight Committee will serve without compensation but the Liquidating Agent shall reimburse each member of the Creditor Oversight Committee for its reasonable out-of-pocket expenses.

13.7                        Dissolution.  Effective as of the date that the Holders of Allowed Claims in Class 3 shall have received Distributions in an aggregate amount equal to at least 80% of such Holders’ Allowed Claims plus postpetition interest on such 80% Distribution as provided in section 3.3.2 of the Plan, the Creditor Oversight Committee shall dissolve (permanently and automatically) and each member of the Creditor Oversight Committee shall be discharged of its duties and responsibilities under this Plan.

ARTICLE XIV
The Equity Oversight Representative

14.1                        Appointment.  On the Effective Date, the Equity Oversight Representative shall be appointed.  In the event of the death or resignation of the Equity Oversight Representative, the Bankruptcy Court shall have the right (but not the obligation) to designate a successor from among the Holders of Allowed Interests.

14.2                        Retention of Counsel.   The Equity Oversight Representative may retain counsel and the reasonable fees and expenses of such counsel shall be paid out of the Retained Proceeds upon submission of monthly fee statements to the Liquidating Agent, without the necessity of obtaining any approval from the Bankruptcy Court or providing notice to any party in interest with respect to such retention or payment.

14.3                        Limited Liability.  Neither the Equity Oversight Representative nor his counsel shall be liable for anything other than such Person’s own acts or omissions as constitute willful misconduct or gross negligence in the performance of his duties.  The Equity Oversight

Representative shall be indemnified and held harmless by the Estates from and against any expenses (including the reasonable fees and expenses of counsel), damages, liabilities, claims or losses incurred or suffered by such Person in connection with any claim or demand which in any way arises out of or relates to this Plan or the services of such Person under this Plan; provided, however, if the Equity Oversight Representative is determined to be guilty of defalcation, misappropriation, fraud or gross negligence by a Final Order of a court of competent jurisdiction, then such Person shall bear all losses, damages and expenses arising as a result of such defalcation, misappropriation, fraud or gross negligence.

14.4                        Authority.  Consistent with the terms of this Plan, the Equity Oversight Representative shall have the authority to review the activities of the Liquidating Agent, and shall have authority to seek to remove and replace the Liquidating Agent for good cause shown; provided, however, any removal or replacement of the Liquidating Agent shall require approval of the Bankruptcy Court following Designated Notice and the removal or replacement of the Liquidating Agent shall not be effective unless the Liquidating Agent shall have received at least 30 days’ advance written notice of such proposed removal or replacement.

14.5                        Reporting.  The Liquidating Agent shall submit such reports as it deems reasonable and necessary to the Equity Oversight Representative.  The Liquidating Agent shall also promptly report to the Equity Oversight Representative, at the reasonable request of the Equity Oversight Representative, on any matter that reasonably relates to the post-Effective Date administration of the Estates or Distributions under the Plan.

14.6                        Reimbursement.  The Equity Oversight Representative will serve without compensation but the Liquidating Agent shall reimburse the Equity Oversight Representative for his reasonable out-of-pocket expenses incurred in connection with the discharge of his duties under the Plan.

14.7                        Discharge.  Effective as of the Consummation Date, the Equity Oversight Representative shall be discharged of his duties and responsibilities under this Plan.

ARTICLE XV
Miscellaneous Provisions

15.1                        Modification of this Plan.  The Debtors may modify this Plan pursuant to section 1127 of the Bankruptcy Code and as herein provided, to the extent applicable law permits.  The Debtors may modify this Plan in accordance with this paragraph, before or after confirmation, upon notice to the Creditor Oversight Committee and the Equity Oversight Representative only, or after such notice and hearing as the Bankruptcy Court deems appropriate, if the Bankruptcy Court finds that the modification does not materially and adversely affect the rights of any parties in interest which have not had notice and an opportunity to be heard with regard thereto.  In the event of any modification on or before confirmation, any votes to accept or reject this Plan shall be deemed to be votes to accept or reject this Plan as modified, unless the Bankruptcy Court finds that the modification materially and adversely affects the rights of parties in interest which have cast said votes.  The Debtors reserve the right in accordance with section 1127 of the Bankruptcy Code to modify this Plan at any time before the Confirmation Date.

15.2                        Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a Distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

15.3                        Creditors’ Committee.  On the Effective Date, the Committee shall dissolve automatically, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Bankruptcy Cases and under the Bankruptcy Code; provided, however, notwithstanding the foregoing, the Committee shall continue to exist for the limited purpose of filing appropriate fee applications or requests for expense reimbursements.

15.4                        Applicable Law.  Except to the extent that the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by the laws of the State of Georgia.

15.5                        Preparation of Estates’ Returns and Resolution of Tax Claims.  The Debtors or the Liquidating Agent shall file all tax returns and other filings with governmental authorities and may file determination requests under section 505 of the Bankruptcy Code to resolve any Disputed Claim relating to taxes with a governmental authority.

15.6                        Headings.  The headings of the Articles and the sections of this Plan have been used for convenience of reference only and shall not limit or otherwise affect the meaning of this Plan.  Whenever the words “include,” “includes” or “including” (or other words of similar import) are used in this Plan, they shall be deemed to be followed by the words “without limitation.”

15.7                        Revocation of Plan.  The Debtors reserve the right, unilaterally and unconditionally, to revoke or withdraw this Plan at any time prior to entry of the Confirmation Order, and upon such revocation or withdrawal this Plan shall be deemed null and void and of no force or effect.

15.8                        Confirmation of Plans for Separate Debtors.  In the event the Debtors are unable to confirm this Plan with respect to both Debtors, the Debtors reserve the right, unilaterally and unconditionally, to proceed with this Plan with respect to any Debtor for which the confirmation requirements of the Bankruptcy Code are met.

15.9                        No Admissions; Objection to Claims.  Nothing in this Plan shall be deemed to constitute an admission that any Person as being the Holder of a Claim is the Holder of an Allowed Claim, except as expressly provided in this Plan.  The failure of the Debtors to object to or examine any Claim for purposes of voting shall not be deemed a waiver of the Debtors’ rights to object to or reexamine such Claim in whole or in part (including for purposes of Distribution).

15.10                 No Bar to Suits.  Except as otherwise provided in Article X of this Plan, neither this Plan nor confirmation hereof shall operate to bar or estop the Liquidating Agent, the Estates or the Debtors from commencing any Cause of Action or any other legal action against any Holder of a Claim or Interest or any other Person, whether such Cause of Action or other legal action arose prior to or after the Confirmation Date and whether or not the existence of such Cause of Action or any other legal action was disclosed in any disclosure statement filed by the Debtors in connection with this Plan or whether or not any payment was made or is made on account of any Claim or Interest.

15.11                 Exhibits/Schedules.  All exhibits and schedules to this Plan are incorporated into and are a part of this Plan as if set forth in full herein.

15.12                 Conflicts. In the event that provisions of the Disclosure Statement and provisions of this Plan conflict, the terms of this Plan shall govern and control.

15.13                 Notices.  Any notice required or permitted to be provided to the Debtors, the Liquidating Agent, the Creditor Oversight Committee or the Equity Oversight Representative under this Plan shall be in writing and served by overnight courier service, facsimile transmission or certified mail, return receipt requested, addressed as follows:

The Liquidating Agent or the Debtors:

Cagle’s, Inc.
c/o FTI Consulting, Inc.
1201 W. Peachtree Street, NW
Suite 500
Atlanta, GA 30309
Attn: Sean Harding
Facsimile: (404) 460-6200

with a copy to (which shall not constitute notice):

King & Spalding LLP
1180 Peachtree Street, NE
Atlanta, GA 30309
Attn: Paul Ferdinands
Facsimile: (404) 572-5100

The Creditor Oversight Committee:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attn: Jeffrey D. Prol
Facsimile: (973) 597-2491
Attn: Michael Savetsky
Facsimile: (973) 597-6119

Lowenstein Sandler PC
1251 Avenue of the Americas
New York, NY 10020

Attn: Bruce S. Nathan
Facsimile: (973) 422-6851

The Equity Oversight Representative:

J. Douglas Cagle
c/o Cagle’s, Inc.
1385 Collier Road NW
Atlanta, GA 30318
Facsimile: (404) 350-9605

15.14                 Section 1125 of the Bankruptcy Code.  The entry of the Confirmation Order shall constitute the determination by the Bankruptcy Court that the Debtors have solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and the Debtors (and each of their respective Affiliates, officers, directors, employees, consultants, agents, advisors, members, attorneys, accountants, financial advisors, other representatives and Professionals) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and/or purchase of any securities offered or sold under this Plan, and are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time on account of such solicitation or participation for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or the offer, issuance, sale, or purchase of any securities offered or sold under this Plan.

15.15                 Severability.  Should the Bankruptcy Court determine, prior to the Confirmation Date, that any provision of this Plan is either illegal on its face or illegal as applied to any Claim or Interest, such provision shall be unenforceable as to all Holders of Claims or Interests or to the specific Holder of such Claim or Interest, as the case may be, as to which such provision is illegal.  Unless otherwise determined by the Bankruptcy Court, such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of this Plan.  The Debtors reserve the right not to proceed with Confirmation or consummation of this Plan if any such ruling occurs.

15.16                 Designated Notice.  Notwithstanding any other provision of this Plan, when notice and a hearing is required with regard to any action to be take after the Confirmation Date by the Debtors and/or the Liquidating Agent, Designated Notice shall be adequate.

CONFIRMATION REQUEST

The Debtors hereby request confirmation of this Plan pursuant to section 1129(a) or section 1129(b) of the Bankruptcy Code.

[SIGNATURE PAGE FOLLOWS]

Dated this 6th day of September, 2012.

Respectfully submitted,

CAGLE’S, INC.

By:	/s/ J. Douglas Cagle
J. Douglas Cagle
President and CEO

CAGLE’S FARMS, INC.

By:	/s/ J. Douglas Cagle
J. Douglas Cagle
President and CEO

KING & SPALDING LLP

/s/ Paul K. Ferdinands
Paul K. Ferdinands
Georgia Bar No. 258623
pferdinands@kslaw.com
Jeffrey R. Dutson
Georgia Bar No. 637106
jdutson@kslaw.com
Ann R. Carroll
Georgia Bar No. 127813
acarroll@kslaw.com
1180 Peachtree Street
Atlanta, Georgia 30309-3521
Telephone:	(404) 572-4600
Facsimile:	(404) 572-5131

COUNSEL FOR THE
DEBTORS IN POSSESSION